EXHIBIT 21

GOLDENWAY, INC.

List of Subsidiaries

Subsidiary Name	Jurisdiction of Incorporation	Ownership Interest
Goldenway Precious Metals Limited (“GPML”)	Hong Kong	100%
Goldenway Global Investments (UK) Limited	United Kingdom	100% (through GPML)